Exhibit 99.1

Contact:	Alliance Data
Julie Prozeller – Investors/Analysts
Financial Dynamics
212-850-5721
allinacedata@fd.com

Shelley Whiddon – Media
972.348.4310
Shelley.whiddon@alliancedata.com

ALLIANCE DATA NOTIFIES BLACKSTONE’S AFFILIATES THAT THEY

ARE IN BREACH OF MERGER AGREEMENT

DALLAS, Texas, March 17, 2008 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction-based loyalty and marketing services, today notified Aladdin Solutions, Inc. (f/k/a Aladdin Holdco, Inc.) and Aladdin Merger Sub, Inc., affiliates of The Blackstone Group, that they are in breach of the May 17, 2007 merger agreement providing for the acquisition of Alliance Data by Blackstone. Aladdin Solutions and Aladdin Merger Sub were formed by Blackstone for purposes of the acquisition. The notice demands that the Blackstone affiliates cure the breaches and consummate the transaction.

“Blackstone’s affiliates are contractually obligated to use their reasonable best efforts to satisfy their respective obligations under the merger agreement and complete the transaction,” said Robert A. Minicucci, chairman of the special committee of the board of directors of Alliance Data. “The terms of the agreement are very clear. Instead, Blackstone and its affiliates continue to refuse to meet reasonable and customary regulatory requirements as an excuse to avoid completing the transaction.

“By seeking to delay favorable resolution of these regulatory approvals, Blackstone and its affiliates are attempting to ‘run out the clock’ on the transaction. Although they appear to have developed a case of buyer’s remorse, Blackstone and its affiliates are still required to comply with the terms of the agreement. We must assume that Blackstone’s motivation is unrelated to conditions at Alliance Data, as the Company continues to deliver strong performance even in these challenging economic times,” concluded Minicucci.

Alliance Data’s notice specifies that Blackstone’s affiliates have not satisfied their contractual obligations under the merger agreement to use reasonable best efforts to obtain the requisite regulatory approvals to complete the transaction. Blackstone and its affiliates have instead continued to prolong negotiations with the Office of the Comptroller of the Currency (“OCC”) and the Federal Deposit Insurance Corporation (“FDIC”), refusing to accept reasonable and customary requirements relating to the provision of “source of strength” and other assurances in support of Alliance Data’s banks.

One of the businesses Alliance Data owns is World Financial Network National Bank. The OCC has a longstanding policy requiring that parent companies of a bank agree to provide support to the bank, when necessary, to maintain the bank’s minimum capital and liquidity levels in cases when the controlling owner of a national bank is an entity that is not a regulated bank holding company. Alliance Data has entered into such agreements. The FDIC articulated a similar position in early 2007 — prior to the execution of the merger agreement — with respect to non-bank holding companies that sought to control industrial loan companies, such as Alliance Data’s World Financial Capital Bank.

Alliance Data Notifies Blackstone’s Affiliates That They Are In Breach Of Merger Agreement – continued

On January 25, 2008 Blackstone notified Alliance Data that it believed the regulatory approval condition to completing the transaction would not be satisfied and later confirmed that they did not intend to pursue the matter further with the OCC. In response, Alliance Data filed suit in the Delaware Court of Chancery on January 30, 2008, seeking to cause the Blackstone entities to perform their obligations under the merger agreement. Thereafter, in court filings, correspondence with federal regulators and public statements, Blackstone and its affiliates acknowledged their contractual obligations and committed to work to consummate the acquisition of the Company, including working with Alliance Data on proposals to resolve the regulatory issues. Based on these assurances, on February 8, 2008, Alliance Data withdrew without prejudice its litigation.

Although Alliance Data disagreed with the overall approach taken by Blackstone in the discussions with the OCC and FDIC as well as with certain positions taken by Blackstone in those discussions, Alliance Data has worked cooperatively and in good faith with Blackstone to try to resolve the OCC- and FDIC-related regulatory issues that Blackstone has said are impediments to completing the merger.

Although it has no obligation to resolve regulatory matters that Blackstone and its affiliates claim are roadblocks to completing the deal, in a good faith attempt to resolve the purported issues, and to facilitate the completion of the transaction, Alliance Data proposed to recommend a reduced price to Alliance Data’s stockholders to provide approximately $465 million in credit support to satisfy the banking regulators. Blackstone rejected the proposal and suggested that Alliance Data’s stockholders provide additional concessions and subsidies.

Alliance Data continues to work to consummate the transaction and demands that the Blackstone affiliates honor their existing legal commitments and obligations under the merger agreement.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the Company, visit its website, www.AllianceData.com.

Alliance Data Notifies Blackstone’s Affiliates That They Are In Breach Of Merger Agreement – continued

Alliance Data’s Safe Harbor Statement/Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the proposed merger with an affiliate of The Blackstone Group, including the risk that conditions to closing, including the condition relating to regulatory approvals, may not be satisfied and that the proposed merger may not be consummated, as well as risks and uncertainties arising from actions that the respective parties to the merger agreement may take in connection therewith or in connection with the matters set forth in this release. The Company cannot provide any assurance that the conditions to closing the transaction will be satisfied or that the proposed merger will be completed. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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